UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2018

BLACK CACTUS GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-55880	46-2500923
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8275 S. Eastern Avenue, Suite 200 Las Vegas, Nevada	89123
(Address of principal executive offices)	(Zip Code)

(702) 724-2643

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 1.02. Termination of a Material Definitive Agreement.

On April 25, 2018, Black Cactus Global, Inc. (the “Company”) agreed to terminate (the “Termination”) the Exclusive Software License Agreement (the “License Agreement”) with Black Cactus Holdings, LLC, a Delaware limited liability company (“Black Cactus LLC”). The Company and Black Cactus LLC had entered into the original License Agreement on October 17, 2017. Under the License Agreement, the Company issued 60 million of its common stock to the owner of Black Cactus LLC, Lawrence Cummins, who was appointed to the Board of Directors and as CEO.

The Termination of the License Agreement was accepted by the Company in exchange for the return of the 60 million shares of common stock issued under the License Agreement and the resignation of Mr. Cummins as a director. Previously, Mr. Cummins had resigned as CEO of the Company but remains as its Chief Development Officer.

The parties agreed to mutually terminate the License Agreement because of constraints upon Mr. Cummins’ time available to the Company and there was a concern by him that he would be unable to commit to the time required to fulfill his obligations to the Company. It was mutually agreed by the parties that a change in management and direction of the Company was in both their respective best interests.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Lawrence Cummins. On April 25, 2018, Lawrence Cummins resigned as a member of the Company’s Board of Directors. Mr. Cummins had no disagreements with the Company as to its operations, policies or practices.

Item 7.01. Regulation FD Disclosure.

On April 25, 2018 the Company issued a press release regarding the resignation of Mr. Cummins as a director and the appointment of Dr. Ramesh Para as CEO which was previously disclosed by the Company in its Form 8-K dated April 12, 2018. The press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated April 25, 2018 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK CACTUS GLOBAL, INC.

Date: May 2, 2018	By:	/s/ Harpreet Sangha
	Name:	Harpreet Sangha
	Title:	Chairman of the Board